                                                                    Exhibit 10.9

                           CHANGE IN CONTROL AGREEMENT

         THIS CHANGE IN CONTROL AGREEMENT (the "Agreement"), is made as of the 1st day of March, 2001, among Lakeland Bancorp, Inc. (the "Holding Company"), a New Jersey corporation which maintains its principal office at 1 Lakeland Plaza, Newfoundland, New Jersey, 07435, Lakeland Bank (the "Bank"), a New Jersey chartered commercial bank, with an office at 1 Lakeland Plaza, Newfoundland, New Jersey 07435 (the Holding Company and the Bank are collectively referred to herein as the "Company"), and Robert A. Vandenbergh (the "Executive").

                                   BACKGROUND

         WHEREAS, the Executive is employed as Executive Vice President and Chief Lending Officer of the Company; and

         WHEREAS, the Company believes that the future services of the Executive are of great value to the Company and that it is importantfor the growth and development of the Company that the Executive continue in his position; and

         WHEREAS, the Board of Directors of the Holding Company (the "Board") believes it is imperative that the Company be able to rely upon the Executive to continue in his position in the event that Holding Company receives any proposal from a third person concerning a possible business combination with, or acquisition of equities securities of, the Company, and that they be able to receive and rely upon his advice, if they request it, as to the best interests of the Company and its shareholders, without concern that the Executive might be distracted by the personal uncertainties and risks created by such a proposal; and

         WHEREAS, to achieve that goal, and to retain the Executive's services prior to any such activity, the Company and the Executive have agreed to enter into this Agreement to govern the Executive's termination benefits in the event of a Change in Control, as hereinafter defined;

         NOW, THEREFORE, to assure the Company that it will have the continued dedication of the Executive and the availability of his advice and counsel notwithstanding the possibility, threat or occurrence of a bid to take over control of the Company, and to induce the Executive to remain in the employ of the Company, and for other good and valuable consideration, the Company and the Executive, each intending to be legally bound hereby agree as follows:

         1.       Definitions
                  -----------

                  a.       Cause. For purposes of this Agreement "Cause" with
                           -----
respect to the termination by the Company of Executive's employment shall mean
(i) failure by the Executive to materially perform his duties for the Company under this Agreement after at least one warning in writing from the Board identifying specifically any such material failure and offering a reasonable opportunity to cure such failure; (ii) the willful engaging by the Executive in material misconduct which causes material injury to the Company; or (iii) conviction of a crime (other than a traffic violation), habitual drunkenness, drug abuse, or excessive absenteeism other than for illness, after a warning (with respect to drunkenness or absenteeism only) in writing from the Board to refrain from such behavior. No act or failure to act on the part of the Executive shall be considered willful unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. The Company shall have the burden of proving cause by clear and convincing evidence.

                  b.       Change in Control.  For purposes of this Agreement, a
                           -----------------
"Change in Control" shall mean the occurrence of any of the following events with respect to the Holding Company:

                           (A) the consummation of any consolidation or merger
of the Holding Company in which the Holding Company is not the continuing or surviving corporation or pursuant to which shares of the Holding Company's common stock ("Common Stock") would be converted into cash, securities or other property, other than a merger of the Holding Company in which the holders of the shares of the Holding Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; or

                           (B) the consummation of any sale, lease, exchange or
other
transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Holding Company, other than to a subsidiary or affiliate; or

                           (C) an approval by the shareholders of the Holding
Company of any plan or proposal for the liquidation or dissolution of the Holding Company; or

                           (D) any action  pursuant to which any person (as such
term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than any person who owns more than ten percent (10%) of the outstanding Common Stock on the date this Agreement is entered into, the Holding Company or any benefit plan sponsored by the Holding Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Holding Company ("Voting Securities") representing fifty-one (51%) percent or more of the combined voting power of the Holding Company's then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control; or

                           (E) the individuals (x) who, as of the date on which
the Agreement is entered into, constitute the Board (the "Original Directors") and (y) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two thirds of the Original Directors then still in office (such Directors being called "Additional Original Directors") and (z) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of at least two thirds of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board.

                  c.       Contract Period. "Contract Period" shall mean the
                           ---------------
period commencing the day immediately preceding a Change in Control and ending on the earlier of (i) the first anniversary of the Change in Control, or (ii) the date the Executive would attain age 65, or (iii) the death of the Executive.

                  d.       Exchange Act. "Exchange Act" means the Securities
                           ------------
Exchange Act of 1934, as amended.

                  e.       Good Reason. When used with reference to a voluntary
                           -----------
termination by Executive of his employment with the Company, "Good Reason" shall mean any of the following, if taken without Executive's express written consent:

                           (i)      The assignment to Executive of any duties
inconsistent with, or the reduction of authority, powers or responsibilities associated with, Executive's position, title, duties, responsibilities and status with the Company immediately prior to a Change in Control (a "Change in Assignment") or any removal of Executive from, or any failure to re-elect Executive to, any position(s) or office(s) Executive held immediately prior to such Change in Control. A change in position, title, duties, responsibilities and status or position(s) or office(s) following a Change in Control shall constitute a Change in Assignment unless the Executive's new title, duties and responsibilities are accepted in writing by the Executive, in the sole discretion of the Executive;

                           (ii)     A reduction by the Company in Executive's
annual base compensation as in effect immediately prior to a Change in Control;

                           (iii)    A failure by the Company to continue for
Executive any bonus plan in which Executive participated immediately prior to the Change in Control or a failure by the Company to continue Executive as a participant in such plan on at least the same basis as Executive participated in such plan prior to the Change in Control.

                           (iv)     After a Change in Control, the Company's
transfer of Executive to another geographic location outside of New Jersey or more than 25 miles from his present office location, except for required travel on the Company's business to an extent substantially consistent with Executive's business travel obligations immediately prior to such Change in Control;

                           (v)      The failure by the Company to continue in
effect for Executive any employee benefit plan, program or arrangement (including, without limitation any 401(k) plan, pension plan, life insurance plan, health and accident plan, disability plan, or stock option plan) in which Executive is participating immediately prior to a Change in Control (except that the Company may institute or continue plans, programs or arrangements providing Executive with substantially similar benefits); the taking of any action by the Company after a Change in Control which would adversely affect Executive's participation in or materially reduce Executive's benefits under, any of such plans, programs or arrangements, the failure to continue, or the taking of any action which would deprive Executive, of any material fringe benefit enjoyed by Executive immediately prior to such Change in Control; or the failure by the Company to provide Executive with the number of paid vacation days to which Executive was entitled immediately prior to such Change in Control; or

                           (vi)     The failure by the Company to obtain an
assumption in writing of the obligations of the Company to perform this Agreement by any successor to the Company and to provide such assumption to the Executive upon consummation of the event giving rise to the Change in Control.

         2.       Employment. During the Contract Period, the Company hereby
                  ----------
agrees to employ the Executive, and the Executive hereby accepts employment, upon the terms and conditions set forth herein.

         3.       Position. During the Contract Period, the Executive shall be
                  --------
employed as Executive Vice President and Chief Lending Officer of the Company or such other corporate or divisional profit center as shall then be the principal successor to the business, assets and properties of the Company, with the same title and the same duties and responsibilities as before the Change in Control. The Executive shall devote his full time and attention to the business of the Company, and shall not during the Contract Period be engaged in any other business activity. This paragraph shall not be construed as preventing the Executive from managing any investments of his which do not require any service on his part in the operation of such investments.

         4.       Cash Compensation.  The Company shall pay to the Executive
                  -----------------
base compensation equal to the annual compensation, including both salary and bonus, as were paid to or accrued for the Executive by the Company during the 12 months immediately prior to the Change in Control. The annual salary portion of base compensation shall be payable in installments in accordance with the Company's usual payroll method. The bonus shall be payable at the time and in the manner which the Company paid such bonuses prior to the Change in Control.

         5.       Expenses and Fringe Benefits. During the Contract Period, the
                  ----------------------------
Executive shall be entitled to reimbursement for all business expenses incurred by him with respect to the business of the Company in the same manner and to the same extent as such expenses were previously reimbursed to him immediately prior to the Change in Control. If prior to the Change in Control, the Executive was entitled to the use of an automobile, he shall be entitled to the same use of an automobile at least comparable to the automobile provided to him prior to the Change in Control, and he shall be entitled to vacations and sick days, in accordance with the practices and procedures of the Company, as such existed immediately prior to the Change in Control. During the Contract Period, the Executive also shall be entitled to hospital, health, medical and life insurance, and any other benefits enjoyed, from time to time, by Executive officers of the Company, all upon terms as favorable as those enjoyed by other Executive officers of the Company. Notwithstanding anything in this section to the contrary, if the Company adopts any change in the expenses allowed to, or fringe benefits provided for, Executive officers of the Company, and such policy is uniformly applied to all Executive officers of the Company (and any successor or acquirer of the Company, if any), including the chief executive officer of such entities, then no such change shall be deemed to be contrary to this Section.

         6.       Termination for Cause. The Company shall have the right to
                  ---------------------
terminate the Executive for Cause, upon written notice to him of the termination which notice shall specify the reasons for the termination. In the event of a valid termination for Cause, the Executive shall not be entitled to any further compensation or benefits under this Agreement.

         7.       Disability.  During the Contract Period, if the Executive
                  ----------
becomes permanently disabled, or is unable to perform his duties hereunder for six consecutive months, the Company may terminate the employment of the Executive. In such event, the Executive shall not be entitled to any further benefits under this Agreement other than payments under any disability policy which the Company may obtain for the benefit of senior officers generally.

         8.       Death Benefits.  Upon the Executive's death during the
                  --------------
Contract Period, the Executive shall be entitled to the benefits of any life insurance policy paid for by the Company and naming the estate of the Executive as the beneficiary or having allowed the Executive to name the beneficiary, but his estate shall not be entitled to any further benefits under this Agreement.

         9.       Termination Without Cause or Resignation for Good Reason. The
                  --------------------------------------------------------
Company may terminate the Executive without Cause during the Contract Period by written notice to the Executive, or the Executive may resign for Good Reason during the Contract Period upon four weeks' prior written notice to the Company specifying the Good Reason. If the Company terminates the Executive's employment during the Contract Period without Cause or if the Executive resigns for Good Reason, the Company shall, within 20 business days of the Executive's termination of employment, pay the Executive a lump sum equal to one times the highest annual compensation, including only salary and cash bonus, paid the Executive during any of the three calendar years immediately prior to the Change in Control (the "Lump Sum Payment"). During the remainder of the Contract Period, the Company also shall continue to provide the Executive with and pay for medical and hospital insurance, disability insurance and life insurance, as were provided and paid for at the time of the termination of his employment with the Company. The Executive shall also have the right to purchase from the Company, at book value price, such automobile of the Company, if any, as was used by the Executive while employed by the Company.

         The Executive shall not have a duty to mitigate the damages suffered by him in connection with the termination by the Company of his employment without Cause or a resignation for Good Reason during the Contract Period.

         10.      Resignation Without Good Reason.  The Executive shall be
                  -------------------------------
entitled to resign from the employment of the Company at any time during the Contract Period without Good Reason, but upon such resignation the Executive shall not be entitled to any additional compensation for the time after which he ceases to be employed by the

Company, and shall not be entitled to any of the other benefits provided hereunder. No such resignation shall be effective unless in writing with four weeks' notice thereof.

         11.      Non-Disclosure of Confidential Information.
                  ------------------------------------------

                  In consideration of the covenants of the Company herein, the Executive agrees as follows:

                  (a) The Executive hereby agrees and acknowledges that he has and has had access to or is aware of Confidential Information. The Executive hereby agrees that he shall keep strictly confidential and will not during and after his employment with the Company, without the Company's express written consent, divulge, furnish or make accessible to any person or entity, or make use of for the benefit of himself or others, any Confidential Information obtained, possessed, or known by him except as required in the regular course of performing the duties and responsibilities of his employment by the Company while in the employ of the Company, and that he will, prior to or upon the date on which his employment with the Company terminates (the "Date of Termination") deliver or return to the Company all such Confidential Information that is in written or other physical or recorded form or which has been reduced to written or other physical or recorded form, and all copies thereof, in his possession, custody or control. The foregoing covenant shall not apply to (i) any Confidential Information that becomes generally known or available to the public other than as a result of a breach of the agreements of the Executive contained herein, (ii) any disclosure of Confidential Information by the Executive that is expressly required by judicial or administrative order; provided however that the Executive shall have (x) notified the Company as promptly as possible of the existence, terms and circumstances of any notice, subpoena or other process or order issued by a court or administrative authority that may require him to disclose any Confidential Information, and (y) cooperated with the Company, at the Company's request, in taking legally available steps to resist or narrow such process or order and to obtain an order or other reliable assurance that confidential treatment will be given to such Confidential Information as is required to be disclosed.

                  (b) For purposes of this Agreement, "Confidential Information" means all non-public or proprietary information, data, trade secrets, "know-how", or technology with respect to any products, designs, improvements, research, styles, techniques, suppliers, clients, markets, methods of distribution, accounting, advertising and promotion, pricing, sales, finances, costs, profits, financial condition, organization, personnel, business systems (including without limitation computer systems, software and programs), business activities, operations, budgets, plans, prospects, objectives or strategies of the Company.

         12.      Post-Employment Obligations
                  ---------------------------

                  In consideration of the covenants of the Company herein, the Executive agrees as follows:

                  (a) The Executive agrees that while he is in the employ of the Company and for a one year period after the Date of Termination (unless such termination is by the Company without Cause), he shall not, without the prior written consent of the Company, directly or indirectly, and regardless of the reason for his ceasing to be employed by the Company, employ, solicit for employment, or advise or recommend to any other person that they employ or solicit for employment or retention as a consultant, any person who is, or was at any time within twelve (12) months prior to the Date of Termination, an employee of, or exclusive consultant to, the Company.

                  (b) If the Executive commits a breach or is about to commit a breach, of any of the provisions of Sections 11 or 12 hereof, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to them under law or in equity and shall be entitled to such damages as they can show they have sustained by reason of such breach.

                  (c) The parties acknowledge that the type and periods of restriction imposed in the provisions of Sections 11 and 12 hereof are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company; and that the provisions of Sections 11 and 12 have been specifically negotiated by sophisticated parties and are given as an integral part of this Agreement.

         13.      No Effect Prior to Change in Control. This Agreement shall not
                  ------------------------------------
affect any rights of the Company or the Executive prior to a Change in Control or any rights of the Executive granted in any other agreement, plan or arrangements. The rights, duties and benefits provided hereunder shall only become effective upon a Change in Control. If the employment of the Executive by the Company is terminated for any reason prior to a Change in Control, this Agreement shall thereafter be of no further force and effect.

         14.      Certain Reduction of Payments by the Company.
                  ---------------------------------------------

                  a. Anything in this Agreement to the contrary notwithstanding, prior to the payment of any compensation or benefits payable under Section 9 hereof, the certified public accountants of the Company immediately prior to a Change of Control (the "Certified Public Accountants") shall determine as promptly as practical and in any event within 20 business days following the termination of employment of Executive whether any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would more likely than not be nondeductible by the Company for Federal income purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and if it is then the aggregate present value of amounts payable or distributable to or for the benefit of Executive pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the reduced Amount. For purposes of this paragraph, the "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of said Section 280G of the Code.

                  b. If under paragraph a of this section the Certified Public Accountants determine that any Payment would more likely than not be nondeductible by the Company because of Section 280G of the Code, the Company shall promptly give the Executive notice to that effect and a copy of detailed calculation thereof and of the

Reduced Amount, and the Executive may then elect, in his sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount), and shall advise the Company in writing of his election within 20 business days of his receipt of notice. If no such election is made by the Executive within such 20-day period, the Company may elect which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the Aggregate present Value of the Agreement Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. For purposes of this paragraph, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Certified Public Accountants shall be binding upon the Company and Executive and shall be made within 20 days of a termination of employment of Executive. The Company may suspend for a period of up to 30 days after termination of employment the Lump Sum Payment and any other payments or benefits due to the Executive under Section 9 hereof until the Certified Public Accountants finish the determination and the Executive (or the Company, as the case may be) elect how to reduce the Agreement Payments, if necessary. As promptly as practicable following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of Executive such amounts as are then due to Executive under this Agreement and shall promptly pay to or distribute for the benefit of Executive in the future such amounts as become due to Executive under this Agreement.

                  c.       As a result of the uncertainty in the application of
Section 280G of the Code, it is possible that Agreement Payments may have been made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which will have not been made by the Company could have been made ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Certified Public Accountants, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or Executive which said Certified Public Accountant believe has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to Executive which Executive shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code; provided, however, that no amount shall be payable by Executive to the Company in and to the extent such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code. In the event that the Certified Public Accountants, based upon controlling precedent, determine that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

         15.      Severance Compensation and Benefits Not in Derogation of other
                  --------------------------------------------------------------
Benefits. Anything to the contrary herein contained notwithstanding, the payment
--------
or obligation to pay any monies, or granting of any benefits, rights or privileges to Executive as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that the Executive now has or will have under any plans or programs of the Company, except that the Executive shall not be entitled to the benefits of any other plan or program of the Company expressly providing for severance or termination pay if the Executive is terminated without Cause or resigns for Good Reason after a Change in Control.

         16.      Miscellaneous. The terms of this Agreement shall be governed
                  -------------
by, and interpreted and construed in accordance with the provisions of, the laws of New Jersey and, to the extent applicable, federal law. This Agreement supersedes all prior agreements and understandings with respect to the matters covered hereby. The amendment or termination of this Agreement may be made only in a writing executed by the Company and the Executive, and no amendment or termination of this Agreement shall be effective unless and until made in such a writing. This Agreement shall be binding upon any successor (whether direct or indirect, by purchase, merge, consolidation, liquidation or otherwise) to all or substantially all of the assets of the Company. This Agreement is personal to the Executive and the Executive may not assign any of his rights or duties hereunder but this Agreement shall be enforceable by the Executive's legal representatives, executors or administrators. This Agreement may be